UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

WEST END INDIANA BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 962-9587

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2016 the Board of Directors of West End Indiana Bancshares, Inc. (the “Company”) declared a cash dividend on the Company’s common stock of $0.06 per share. The dividend will be payable to stockholders of record as of June 8, 2016 and is expected to be paid on or about June 22, 2016.

A copy of the press release dated May 26, 2016 giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 8.01. Other Events.

On May 25, 2016, the Company announced a continuation of its stock repurchase program pursuant to which the Company is authorized to repurchase an additional 56,000 shares of its common stock, or approximately 5% of its issued and outstanding shares. The continuation of the repurchase plan is contingent upon the regulatory non-objection to a distribution of $1.15 million from West End Bank, S.B., the Company’s subsidiary, to the Company, which the Company expects to receive in late June or early July 2016.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit 99	Press Release dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: May 26, 2016	By: /s/ Timothy R. Frame
Timothy R. Frame
President and Chief Executive Officer